UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14. 2018

EP ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36253	46-3472728
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

EP ENERGY LLC

(Exact name of registrant as specified in its charter)

Delaware	333-183815	45-4871021
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1001 Louisiana Street

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 997-1000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2018, EP Energy Corporation (the “Company”) provided notice to Francis C. Olmsted III, its Chief Accounting Officer, of his termination of employment with the Company, effective May 15, 2018.  For purposes of the Employment Agreement between the Company and Mr. Olmsted, dated as of May 24, 2012, the termination will be treated as a termination by the Company without “Cause.”  In connection with his departure, the Company will enter into a termination of employment agreement with Mr. Olmsted in substantially the form attached to his Employment Agreement.  Pursuant to the termination of employment agreement (“Termination Agreement”), Mr. Olmsted will be entitled to receive the severance benefits set forth in his employment agreement.  The Termination Agreement includes a general release and waiver of any claims against the Company.

The termination of Mr. Olmsted’s employment was part of a broader reduction in force implemented by the Company on May 15, 2018 that impacted approximately 10% of the Company’s workforce.  The reduction in force was done to improve the Company’s cost structure, further streamline the Company’s management structure and optimize the size of the organization.

Kyle A. McCuen, the Company’s Chief Financial Officer and Treasurer will assume the responsibilities of principal accounting officer, in addition to his role as principal financial officer.  Mr. McCuen, 43, has served as our Senior Vice President, Chief Financial Officer and Treasurer since January 1, 2018. He was our Vice President and Treasurer from May 2012, and our interim Chief Financial Officer from February 2017 to December 2017.  He previously served in various finance and strategic planning roles at El Paso Corporation, most recently serving as Vice President of Corporate and E&P Planning at El Paso Corporation from October 2011 to May 2012. Mr. McCuen graduated from the University of Texas with a BBA in Accounting and received an MBA from the University of Houston.

In addition, Jeffrey M. Stanberry, the Company’s Director of General Accounting and Financial Reporting will assume the role of financial controller, with James A. Mueller, the Company’s Director of Operations Accounting, assuming the role of operations controller.  Mr. Stanberry, 44, has approximately 15 years of combined experience at the Company and our predecessor El Paso Corporation serving in managerial accounting and financial reporting roles.  Prior to El Paso Corporation, Mr. Stanberry was employed by PwC.  Mr. Stanberry graduated from Baylor University with a BBA/MBA in Accounting and is a Certified Public Accountant in Texas.  Mr. Mueller, 60, has been with the Company and our predecessor El Paso Corporation for the past 12 years serving in the capacity as Director of Operations Accounting.  He has 38 years of industry experience, serving in a number of managerial accounting positions including Director of Operations Accounting for Burlington Resources.  Mr. Mueller graduated from Texas Tech University with a BBA in Finance and is a Certified Public Accountant in Texas.

No new compensatory arrangements were entered into in connection with these personnel changes.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The 2018 Annual Meeting of Stockholders of EP Energy Corporation was held on May 16, 2018.  A total of 204,797,890 shares of the Company’s Class A common stock entitled to vote were present or represented by proxy at the meeting constituting a quorum for the transaction of business.  At the meeting, the following proposals were presented for a stockholders’ vote: (i) the election of four Class I directors; (ii) an advisory vote on the compensation of the Company’s named executive officers (say on pay); and (iii) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

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Proposal 1

Each of the four Class I directors nominated by the Company was elected for a three-year term with the following voting results:

Nominee	For	Withhold	Broker Non-Votes
Alan R. Crain	187,235,026	2,953,735	14,609,129
Wilson B. Handler	186,384,855	3,803,906	14,609,129
John J. Hannan	187,500,335	2,688,426	14,609,129
Rajen Mahagaokar	187,686,897	2,501,864	14,609,129

Proposal 2

The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers was approved with the following voting results:

For	Against	Abstain	Broker Non-Votes
189,191,046	885,191	112,524	14,609,129

Proposal 3

The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 was ratified with the following voting results:

For	Against	Abstain	Broker Non-Votes
204,084,996	572,965	139,929	—

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

EP ENERGY CORPORATION

Date: May 17, 2018	By:	/s/ Jace D. Locke
Jace D. Locke
Vice President, General Counsel and Corporate Secretary

EP ENERGY LLC

By:	/s/ Jace D. Locke
Jace D. Locke
Vice President, General Counsel and Corporate Secretary

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